EXHIBIT 21.1
PRG-SCHULTZ INTERNATIONAL, INC.
SUBSIDIARIES
As of December 31, 2008

Company	Jurisdiction of Organization
PRG-Schultz USA, Inc.	Georgia
The Profit Recovery Group Asia, Inc.	Georgia
PRG-Schultz Australia, Inc.	Georgia
PRG-Schultz Belgium, Inc.	Georgia
PRG-Schultz Canada, LLC	Georgia
The Profit Recovery Group Costa Rica, Inc.	Georgia
The Profit Recovery Group New Zealand, Inc.	Georgia
The Profit Recovery Group Netherlands, Inc.	Georgia
The Profit Recovery Group Mexico, Inc.	Georgia
PRG-Schultz France, Inc.	Georgia
The Profit Recovery Group Germany, Inc.	Georgia
The Profit Recovery Group South Africa, Inc.	Georgia
PRG-Schultz Switzerland, Inc.	Georgia
The Profit Recovery Group Italy, Inc.	Georgia
The Profit Recovery Group Spain, Inc.	Georgia
PRG-Schultz Portugal, Inc.	Georgia
PRG International, Inc.	Georgia
PRG USA, Inc.	Georgia
PRG-Schultz Scandinavia, Inc.	Georgia
PRG-Schultz Japan, Inc.	Georgia
PRG-Schultz Puerto Rico, Inc.	Georgia
PRG-Schultz Chile, Inc.	Georgia
PRG-Schultz Europe, Inc.	Georgia
PRG-Schultz Brasil, LLC	Georgia
The Profit Recovery Group Holdings Mexico, S de RL de CV	Mexico
The Profit Recovery Group Servicios Mexico S de RL de CV	Mexico
The Profit Recovery Group de Mexico S de RL de CV	Mexico
The Profit Recovery Group Argentina S.A.	Argentina
Profit Recovery Brasil Ltda.	Brazil
PRG-Schultz International PTE LTD	Singapore
PRG-Schultz Suzhou’ Co Ltd.	China
PRG-Schultz CR s.r.o.	Czech Republic
PRGFS, Inc.	Delaware
HS&A Acquisition — UK Inc.	Texas
Meridian Corporation Limited	Jersey (Channel Islands)
Tamebond Limited	United Kingdom
JA Ewing, Inc.	New York
PRG-Schultz Ireland LTD	Ireland
PRG-Schultz UK Limited	United Kingdom
PRG-Schultz Canada Corp.	Canada
PRG-Schultz (Deutschland) GmbH	Germany

Company	Jurisdiction of Organization
PRG-Schultz Nederland B.V.	Netherlands
PRG-Schultz Italia SRL	Italy
PRG-Schultz Puerto Rico	Puerto Rico
PRG-Schultz Peru S.R.L.	Peru
PRG-Schultz Colombia Ltda.	Columbia
PRG-Schultz Svenska AB	Sweden
PRG-Schultz Venezuela. S. R. L.	Venezuela
PRG-Schultz Polska Sp. z o.o	Poland
Howard Schultz & Associates (Asia) Limited	Hong Kong
HS&A International PTE LTD	Singapore
PRG-Schultz (Thailand) Limited	Thailand
Howard Schultz de Mexico, S.A. de C.V.	Mexico
PRGDS, LLC	Georgia
PRGTS, LLC	Georgia